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                                                                   EXHIBIT 10.24

                           21ST CENTURY ONCOLOGY, INC.

                         PHYSICIAN EMPLOYMENT AGREEMENT

            THIS AGREEMENT is made and entered into as of March 1, 1999 by and between 21ST CENTURY ONCOLOGY, INC., a Florida corporation (hereinafter referred to as "21st Century") or its assignee and GRACIELA R. GARTON, M.D. (hereinafter referred to as the "Physician").

                                   WITNESSETH:

            WHEREAS, 21st Century is a Florida corporation that, inter alia, operates radiation therapy centers ("Centers"); and

            WHEREAS, 21st Century is subsidiary of Radiation Therapy Services, Inc. ("RTSI"), a Florida corporation that has ownership interests in other corporations (the "Affiliates") that operate Centers; and

            WHEREAS, Physician is a radiation oncologist who is licensed to practice medicine in certain states in which 21st Century operates Centers; and

            WHEREAS, 21st Century wishes to engage Physician to provide medical services as a radiation oncologist at certain of the Centers operated by 21st Century according to the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the promises hereinafter contained, the parties agree as follows:

            1. TERM. Subject to the conditions set forth below, Physician agrees to provide services as a radiation oncologist at the Centers specified pursuant to this Agreement to such persons as are accepted by 21st Century as patients of the Centers. Unless terminated earlier by either party as provided herein, this Agreement shall be for five (5) years beginning the date hereof, and shall be automatically renewed for one (1) year terms from year to year thereafter on the anniversary date of this Agreement unless either party gives written notice to the other party at least ninety (90) days in advance of the renewal date of its intent not to renew the Agreement.

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            2.    ACCEPTANCE BY PHYSICIAN. Physician agrees to provide medical services at the Centers on the terms and conditions herein set forth. Except as otherwise authorized by 21st Century, including Physician's employment under an Employment Agreement with Katin Radiation Therapy, P.A. (a Maryland Professional Corporation), Physician agrees that, throughout the term of this Agreement, Physician will devote full time and attention to the rendition of the professional services to the furtherance of 21st Century's best interests as assigned and scheduled by 21st Century or 21st Century's designee. Physician shall be assigned to practice at such Centers as may reasonably be requested by 21st Century and consented to by Physician, which consent shall not be unreasonably withheld. Prior to the date hereof and throughout the term of this Agreement and any renewal period hereof, Physician will be licensed to practice medicine in Florida and those states in which 21st century and Physician may agree. Physician shall become a member of such organizations and shall participate in such hospital staff responsibilities and such other organizations as 21st Century, in consultation with Physician, shall agree. Physician will be expected to reside in the general vicinity and participate in the life of the community surrounding a Center designated by 21st Century after consultation with Physician. Physician shall attend tumor boards, cancer conferences, and Cancer Society meetings as part of Physician's duties hereunder. Physician also will be responsible for an on-call schedule and medical rounds at hospitals and consultations. Physician agrees that in the rendition of such professional services at the Centers, Physician will comply with the reasonable policies, standards and regulations of 21st Century established from time to time. This Agreement is exclusive in favor of 21st Century and Physician may not perform services for other providers of radiation therapy or oncology services without the prior written approval of 21st Century (said approval having been granted for Katin Radiation Therapy, P.A. as noted above).

            3. COMPENSATION. A. 21st Century agrees to pay Physician for the services provided hereunder a base annual salary of Six Hundred Twenty Four Thousand Dollars ($624,000.00) ("Base Salary"). 21st Century shall deduct from the Base Salary otherwise payable to Physician any salary paid to Physician by other providers by whom Physician is employed as permitted in Paragraph 2 above. 21st Century shall pay all medical malpractice insurance premiums related to Physician's employment.

                  B. Physician may receive as additional compensation such bonuses as the Board of Directors of 21st Century may, at its sole discretion, determine.

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                  C.    21st Century shall, at its expense, cover Physician (but
not other members of Physician's family) in any medical plan maintained by 21st Century; provided, however, that Physician shall be subject to the eligibility rules of said plan.

            4. TERMINATION OTHER THAN FOR CAUSE. A. If Physician dies or becomes disabled during any term of this Agreement, 21st Century agrees to pay to Physician's designated beneficiary as salary continuation or to Physician one
(1) year of Physician's monthly Base Salary, plus such additional Base Salary as Physician may have become entitled to pursuant to section 3 above, payable monthly, beginning with the date of death or commencement of disability. For purposes of this Agreement, "disability" shall mean that Physician is incapable of performing the services required of Physician under this Agreement.

      B. If Physician voluntarily terminates her employment for any reason prior to the end of a term or without giving notice in accordance with section 1 of this Agreement, 21st Century shall have no liability to Physician other than for accrued and unpaid Base Salary prior to the date of termination.

      C. If 21st Century terminates Physician without "cause" (as defined in section 5 below), 21st Century shall pay Physician all compensation provided for in section 3 above until the end of the then-current term of this Agreement.

            5. TERMINATION FOR CAUSE. This Agreement shall be deemed to be terminated for "cause" by 21st Century, and the relationship of 21st Century and Physician existing between the parties shall be deemed severed without any liability on the part of 21st Century to Physician for further compensation or remuneration (other than for accrued and unpaid Base Salary prior to the date of termination) upon the occurrence of any of the following:

                  (a) A final and unappealable suspension, revocation, or cancellation of Physician's right to perform medical services in any state in which she has a license;

                  (b) The final and unappealable placing or imposing of any restrictions or limitations, by any governmental authority having jurisdiction over Physician, upon Physician so that Physician cannot engage in the medical services contemplated hereunder;

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                  (c)   In the event Physician shall fail or refuse to comply
            after reasonable notice with the reasonable policies, standards, and regulations of 21st Century from time to time established, or if Physician fails to perform services at the places and times reasonably scheduled by 21st Century;

                  (d) In the event Physician shall fail or refuse to perform faithfully or diligently the provisions of this Agreement or the duties as contemplated hereunder after reasonable notice;

                  (e) In the event Physician displays unprofessional, unethical, immoral, or fraudulent conduct; or is found guilty in a final and unappealable ruling of unprofessional or unethical conduct by any board, institution, organization, group, or professional society having any privilege or right to pass upon the conduct of Physician; or should Physician's conduct materially discredit 21st Century or be materially detrimental to the reputation, character, and standing of 21st Century; or

                  (f) In the event Physician's privileges in any hospital in which she has privileges are revoked, and such determinations are final.

            6.    NON-COMPETITIVE AND RESTRICTIVE AGREEMENTS.

                  A. During the term of this Agreement and any renewal period, Physician shall not undertake any professional service except as directed and authorized by 21st Century and shall not engage in any profession other than the rendition of the professional services as directed by 21st Century.

                  B. In the event of the termination of this Agreement for any reason, Physician agrees not to directly or indirectly engage in the practice of radiation therapy or oncology, or otherwise compete with 21st Century, or any of its physician providers, by practicing as a radiation therapist or oncologist (i) at any hospital in which physician providers of 21st Century regularly admit patients, (ii) within any county in which 21st Century or any of its Affiliates operate a Center, or (iii) or within a radius of twenty-five (25) miles of any Center of 21st Century or any of its Affiliates, for a period of two (2) years after the date of such actual

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termination of this Agreement. The purpose of this covenant is to protect 21st
Century from the irreparable harm it will suffer if Physician competes with 21st Century after having participated in the initial public offering of RTSI, and having been introduced to 21st Century's personnel and patients and after learning special medical procedures used by 21st Century's physician providers, 21st Century's business procedures, office and practice policies, and the special and confidential professional procedures developed by 21st Century.

                  C. The parties agree that in the event of any breach or attempted breach of any of the covenants set out in section 7.B (the "Covenant Not to Compete"), 21st Century will be entitled to equitable relief by way of injunction or otherwise, in addition to any remedy at law which may be available. The parties agree that any violation or threatened violation by Physician of the Covenant Not to Compete will cause 21st Century to suffer irreparable harm. The parties agree that 21st Century's remedy of an injunction is not the exclusive remedy for breach of the Covenant Not to Compete and that a court may grant such additional relief as is reasonable.

                  D. In the event Physician breaches the Covenant Not to Compete, in addition to the injunctive relief to which 21st Century shall be entitled under the law, Physician shall immediately repay to 21st Century any amounts paid by 21st Century pursuant to section 3.B hereof after the termination of this Agreement, and all severance or termination pay, if any, paid pursuant to this Agreement. 21st Century may offset against any amounts owed Physician pursuant to this Agreement any amounts Physician owes 21st Century pursuant to paragraph E below for breach of the Covenant Not to Compete.

                  E. In addition to the injunctive relief to which 21st Century is entitled under the law and in addition to the payments provided for in paragraph D above and in order to compensate 21st Century for the damages it will incur in recruiting and compensating a replacement radiation oncologist and for the lost business it will suffer, in the event of a breach by Physician of the Covenant Not to Compete, Physician shall pay to 21st Century a sum equal to a percentage of the gross billings of 21st Century for the twelve month period immediately preceding the termination of this Agreement. The percentage shall be that formed by dividing the number one by the number equal to the total number of physician providers of 21st Century, including Physician, on the date of termination of this Agreement.

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                  F.    In the event the Covenant Not to Compete shall be
determined by a court of competent jurisdiction to be unenforceable by reason of its geographic or temporal restrictions being too great, or by reason that the range of activities covered is too great, or for any other reason, section 7 shall be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which it may be enforceable.

            7. NO AUTHORITY TO CONTRACT. Physician shall have no authority to enter into any contracts binding upon 21st Century or to create any obligations on the part of 21st Century.

            8. 21ST CENTURY'S RIGHT TO INCOME. All fees, compensation, monies, and other things of value charged by 21st Century and received or realized as a result of the rendition of medical services by Physician pursuant to this Agreement shall belong to and be paid and delivered to 21st Century.

            9. PHYSICIAN EXPENSES. In consideration of Physician's total compensation hereunder, 21st Century expects Physician to develop 21st Century's radiation therapy practice, and to promote the business and services of 21st Century. 21st Century also expects Physician to maintain at Physician's expense an automobile for use as an Physician and for the purpose of making visits to patients, hospitals, clinics, seminars, etc. 21st Century also expects Physician to attend such conventions and seminars as are necessary in order to be fully and currently informed as to new developments in the field of medicine and 21st Century shall pay such reasonable expenses as are incurred for such conventions and seminars so long as those expenses are approved in advance by 21st Century.

            10.   VACATION AND TIME AWAY. Physician shall be entitled to four
(4) weeks vacation with pay during each year of this Agreement, but no weeks shall be taken consecutively. Physician may take additional time away from the practice to attend professional meetings and seminars with the reasonable expenses paid for by 21st Century with the prior approval of 21st Century. All time away from practice, including time for vacation and continuing medical education, shall be scheduled with 21st Century. Physician shall be responsible for arranging coverage during Physician's absences for vacation and continuing medical education and shall inform 21st Century of such coverage arrangements.

            11.   RIGHTS ON TERMINATION. Upon termination of this Agreement,

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voluntarily or for cause, the parties' rights and obligations shall continue through any applicable notice period and until those rights and obligations are satisfied. Except as provided below, upon the termination of this Agreement by either party and for any reason, Physician shall have no claim; or right to 21st Century's books or records, case histories and reports, memoranda, files, patient lists, accounts receivable, office locations or telephone numbers, or other assets or documents relating to 21st Century's professional and business operations and Physician's dealings with 21st Century's patients. In the event of termination of this Agreement for any reason, the parties agree that the only notice to 21st Century's patients of such termination or of the assumption of private individual practice by Physician shall be made by 21st Century by written notice to patients stating (1) the fact and date of termination and (2) that the patients' medical records will be maintained by 21st Century but will be made available to Physician or any other physician upon request by the patient in writing to 21st Century. Physician shall upon reasonable notice find at reasonable times, be permitted to inspect and copy at Physician's own expense any records of 21st Century relating to patients who have requested in writing that their records be made available to Physician.

            12. NOTICES. Any notice required or permitted to be given pursuant to this Agreement shall be sufficient if in writing and if sent by registered mail to either party at its last known residence.

            13. CONSTRUCTION. This Agreement shall be governed by the laws of the State of Florida.

            14. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties regarding Physician's provision of medical services at the Centers and supersedes all previous negotiations, discussions, and agreements between the parties, including the Executive Employment Agreement between Physician and RTSI.

            15. ASSIGNMENT. 21st Century may assign its rights, obligations and interest in this Agreement to an Affiliate of 21st Century. An "Affiliate" of 21st Century means (i) any person or entity directly or indirectly controlled by 21st Century; (ii) any person or entity directly or indirectly controlling 21st Century; (iii) any subsidiary of 21st Century if 21st Century has a fifty percent (50%) or greater ownership interest in the subsidiary; or (iv) 21st Century's parent entity if the parent has a fifty percent (50%) or greater ownership interest in 21st Century. Physician may not assign his rights, obligations and interest in this Agreement to any other person.

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            16.   SEVERABILITY. In the event that any paragraph or clause of this Agreement is held or declared by a final and unappealable decision to be void, illegal, or unenforceable for any reason, the offending paragraph or clause shall, if possible, be reformed by the authority making such decision in such manner as will implement, to the fullest extent legally permissible, the expressed intentions of the parties hereto without illegality or unenforceability. If such reformation is not possible, the offending paragraph or clause shall be stricken and all other paragraphs and clauses of this Agreement shall nevertheless remain in full force and effect; provided, however, that if striking such offending clause or paragraph would result in a substantial change in the contractual relationship between the parties, thereby depriving either or both of the parties of the benefit of the fundamental economic bargain herein set forth, this Agreement shall become voidable upon demand of the party whose interests are thus impaired.

            17. HEADINGS. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

            18. WAIVER. The failure of either party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

            19. COUNTERPARTS. This Agreement may be executed in two (2) counterparts, each of which shall be considered an original.

            20. MODIFICATIONS. Any modifications to this Agreement shall be made in writing only and shall be by agreement of 21st Century and Physician.

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            IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first above written.

                                       21ST CENTURY ONCOLOGY, INC.

                                       By: /s/ Daniel E. Dosoretz
                                           ----------------------------------
                                           Daniel E. Dosoretz, President

                                       /s/ Graciela R. Garton
                                       --------------------------------------
                                       GRACIELA R. GARTON, M.D.

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                         PHYSICIAN EMPLOYMENT AGREEMENT

            THIS AGREEMENT is made and entered into as of the 1st day of August 2003, by and between Radiation Therapy Associates of Western North Carolina, P.A., a North Carolina P.A., (hereinafter referred to as the "Employer") or its assignee and Graciela Garton, M.D. (hereinafter referred to as the "Physician").

                             W I T N E S S E T H :

            WHEREAS, Employer is engaged in the practice of radiation therapy in State of North Carolina; and

            WHEREAS, Physician is a radiation oncologist who is licensed to practice medicine in the State of North Carolina; and

            WHEREAS, Physician wishes to be employed by Employer and Employer wishes to hire Physician to perform professional medical services according to the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the promises hereinafter contained, the parties agree as follows:

      1. TERM. Subject to the conditions set forth below, Employer agrees to employ Physician and Physician agrees to be employed by Employer to provide services as a radiation oncologist on behalf of Employer to such persons as are accepted as patients by the Employer throughout the term of this Agreement. Unless terminated earlier by either party as provided in section 6 this Agreement shall be for sixty (60) months beginning on August 1,

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2003 and shall be automatically renewed from year to year thereafter.

            2. ACCEPTANCE BY PHYSICIAN. Physician accepts employment with Employer on the terms and conditions herein set forth, and agrees that during the period of employment, as defined above, she will devote her necessary time and attention to the rendition of the professional services in which Employer is engaged, on behalf of Employer and to the furtherance of Employer's best interests as assigned and scheduled by the President of Employer or his designee. Throughout the term hereof, and as a condition of employment hereunder, Physician will be licensed to practice medicine in the State of North Carolina. Physician shall be assigned to practice at those Centers in North Carolina managed by North Carolina Radiation Therapy Management Services, Inc. (the "Centers"). Physician shall become a member of the County Medical Societies in those counties where the Centers are located and shall become a member of the hospital staffs in those counties and shall participate in hospital staff responsibilities in those counties. Physician shall attend tumor boards, cancer conferences, and Cancer Society meetings as part of her duties hereunder. Physician agrees that in the rendition of such professional services and in all aspects of her employment she will comply with the reasonable policies, standards and regulations of the Employer from time to

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time established and as set forth in the Physician Handbook and the Corporate
Compliance Manual.

            3. COMPENSATION. Employer agrees to pay Physician as compensation for her services an annual base salary amount of $5,000.00 (the "Base Salary").

       In addition, Employer shall pay the premiums for Physician's malpractice insurance policy for coverage beginning with the date of employment hereunder.

            4. EMPLOYER'S RIGHT TO INCOME. All fees, compensation, monies, and other things of value, charged by Employer and received or realized as a result of the rendition of professional medical services by Physician under this Agreement, shall belong to and be paid and delivered to Employer.

            5. VOLUNTARY TERMINATION. This contract may be terminated at any time by either Employer or Physician upon ninety (90) days prior written notice. Said written notice shall be sent by Certified Mail to Employer at its principal place of business, and to Physician at her last known residence address.

            6. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail to Employer at 2234 Colonial Blvd., Fort Myers, FL 33907 and to Physician at her last known residence.

            7. CONSTRUCTION. This contract shall be governed by the laws of the State of North Carolina.

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            8.    ENTIRE AGREEMENT. This instrument contains the entire
agreement of the parties regarding employment. It may not be changed orally but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

            9. ASSIGNMENT. Employer may assign its rights, obligations and interest in this Agreement to another entity where the majority of shareholders or partners are substantially the same as shareholders of Employer. Physician may not assign her rights, obligations and interest in this Agreement to any other person.

            IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                        EMPLOYER:

                                        Radiation Therapy Associates of Western
                                        North Carolina, P.A.

                                        BY: /s/ Michael J. Katin
                                            -----------------------------------
                                            Michael J. Katin, M.D., President

                                        PHYSICIAN:

                                        /s/ Graciela Garton
                                        --------------------------------------
                                        Graciela Garton, M.D.

                                     - 4 -
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                       AMENDMENT TO EMPLOYMENT AGREEMENT

     WHEREAS Radiation Therapy Associates of Western North Carolina, P.A. ("Employer") and Graciela Garton, M.D. ("Physician") entered an Employment Agreement as of August 1, 2003; and

     WHEREAS Employer and Physician desire to amend that Employment Agreement;

     NOW, THEREFORE, the Employment Agreement entered as of August 1, 2003 between Employer and Physician is hereby amended, effective as of August 1, 2003, as follows:

          Section 3. COMPENSATION. The first paragraph of this section is deleted in its entirety and is replaced with the following: Employer agrees to pay Physician as compensation for her services a per diem rate of $1,062.00 (the "Base Salary").

     The parties hereby agree that all provisions of the Employment Agreement shall remain in full force and effect except when contradicted by this Amendment to Employment Agreement, in which case this Amendment shall control.

     IN WITNESS WHEREOF, Employer and Physician have hereunto set their hands and seals effective the date first written above.


                         EMPLOYER:
                         Radiation Therapy Associates of Western North Carolina, P.A.
                         A North Carolina Professional Corporation


                         By:  /s/ Michael J. Katin, M.D.
                              -------------------------------------
                              Michael J. Katin, M.D., President



                         PHYSICIAN:

                              /s/ Graciela Garton, M.D.
                              -------------------------------------
                              Graciela Garton, M.D.

                        RADIATION THERAPY SERVICES, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made as of this April 1, 1998, among GRACIELA GARTON, M.D. ("Employee"), and RADIATION THERAPY SERVICES, INC., a Florida corporation ("Employer"). Employer and Employee agree as follows:

         1. EMPLOYMENT. Employer does hereby employ Employee and Employee does hereby accept such employment under the terms set forth in this Agreement.

         2. RESPONSIBILITIES. Employee shall be a Physician Manager of Employer, with such duties and responsibilities as such position normally entails, as modified or further directed by the Board of Directors of Employer. Employee is concurrently herewith entering into a Physician Employment Agreement (the "Physician Agreement") with Employer's subsidiary, 21st Century Oncology, Inc., ("21st Century") to be employed by 21st Century as a physician.

         3. FAITHFUL PERFORMANCE. Employee agrees to perform the duties assigned to Employee faithfully and industriously to the reasonable satisfaction of Employer.

         4. TERM. The term of this Agreement shall be five (5) years beginning on the date first written above subject, however, to prior termination as hereafter provided. This Agreement shall be automatically renewed for one year terms on each anniversary date of this Agreement following the initial five
(5) year term unless either party gives notice to the other party at least ninety (90) days in advance of that anniversary date that the Agreement is not to be renewed.

         5. COMPENSATION. A. Employer shall pay Employee a salary for Employee's services hereunder equal to Sixty Thousand Dollars ($60,000.00); payable in equal installments every other week in a manner consistent with Employer's customary payroll system. Employee also is subject to such rights and obligations as may be set forth from time to time in Employer's Handbook for Employees.

                  B. Prior to an initial public offering of the stock of Employer, Employee may also receive such bonus payments as the Board of Directors of Employer may, at its sole discretion, determine on a monthly basis.

                  C. Subsequent to an initial public offering of the stock of Employer, Employee may also receive such bonuses or pay increases as the Board of Directors of Employer may, at its sole discretion, determine.

         6. VACATION AND OTHER BENEFITS. Employee shall be entitled to twenty (20) vacation days with pay during each twelve months of employment hereunder. Employee may be entitled to additional vacation days with pay upon the prior written consent of the Chief Executive Officer of Employer. Employee shall also be entitled to such other employee benefits as may be made available to other executives of Employer.

         7. CONFIDENTIALITY. It is understood between the parties that during the term of employment hereunder, Employee will be dealing with confidential information and processes which are Employer's property, used in the course of Employer's business, including without limitation the names of Employer's patients, referring physicians, health maintenance organization or other managed care contracts, suppliers, equipment, records, procedures, and methods of operation. Employee agrees that such information is important, material, and confidential and gravely affects the successful conduct of the business of Employer and Employer's goodwill, and that any breach of the terms of this paragraph is a material breach of this Agreement. Employee agrees not to disclose to anyone, directly or indirectly, any of such confidential information, or use it other than in the course of employment with Employer. All documents that Employee prepares, or confidential information that might be given to Employee in the course of employment hereunder, are the exclusive property of Employer and shall remain in Employer's possession. Under no cir-cumstances shall any confidential information or documents be removed without Employer's consent to such removal first being obtained. Employee further agrees that, upon the termination of this Agreement for any reason, Employee will not take or retain, without the express, written consent of Employer, any papers, lists, books, files, or other documents, or copies of such items, or other information of any kind belonging to Employer. All ideas, inventions, trademarks, and other developments or improvements conceived by Employee, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of Employer's business operations or that relate to any of Employer's work or projects, are the exclusive property of Employer. Any and all patentable or copyrightable material, or other intellectual property, developed by Employee as described in the preceding sentence, shall be considered work for hire and shall be solely the property of the Employer. This provision shall survive the termination of this Agreement for any reason.

         8. FULL TIME AND ATTENTION. Except as otherwise authorized by Employer, including Employee's employment under the Physician Agreement, Employee will devote full time and attention to the rendition of the services pursuant to the terms of this Agreement on behalf of Employer and to the furtherance of Employer's best interests as assigned and scheduled by Employer.

         9.       NON-COMPETITION.

                  A. During the term of this Agreement and any renewal period, Employee shall not undertake any employment except as directed and authorized by Employer. Employee's relationship with the enterprises set forth on Exhibit A shall not be deemed to violate this provision.

                  B. In the event of the termination of this Agreement for any reason, Employee agrees not to directly or indirectly compete with Employer or any of its Affiliates by providing management or other services on behalf of any person or entity engaged in any business which Employer or any of its Affiliates engage in at the time of termination, or which business Employer or any of its Affiliates are actively considering engaging in at the time of termination, in any state in which any radiation oncology center or any other business operated by Employer or any of its Affiliates is located, or in any state immediately adjacent to such state, for a period of two (2) years after the date of such actual termination of this Agreement. The purpose of this covenant is to protect Employer from the irreparable harm it will suffer if Employee competes with Employer after having participated in the initial public offering of Employer and after learning Employer's business procedures, office and practice policies, and the special and confidential professional procedures developed by Employer. An "Affiliate" of Employer means (i) any person or entity directly or indirectly controlled by Employer; (ii) any person or entity directly or indirectly controlling Employer; (iii) any subsidiary of Employer if Employer has a fifty percent (50%) or greater ownership interest in the subsidiary; or (iv) Employer's parent entity if the parent has a fifty percent (50%) or greater ownership interest in Employer. Employee may not assign Employee's rights, obligations and interest in this Agreement to any other person.

                  C. The parties agree that in the event of any breach or attempted breach of any of the covenants set out in section 9.B (the "Covenant Not to Compete"), Employer will be entitled to equitable relief by way of injunction or otherwise, in addition to any remedy at law which may be available. The parties agree that any violation or threatened violation by Employee of the Covenant Not to Compete will cause Employer to suffer irreparable harm. The parties agree that Employer's remedy of an injunction is not the exclusive remedy for breach of the Covenant Not to Compete and that a court may grant such additional relief as is reasonable. The parties acknowledge that Employee is a shareholder of Employer who wishes to sell some of his interest in Employer in connection with an initial public offering of the stock of Employer, and that the Covenant Not to Compete is given in anticipation of increasing the value of Employee's interest in connection therewith.

                  D. In the event Employee breaches the Covenant Not to Compete, in addition to the injunctive relief to which Employer shall be entitled under the law, Employee shall immediately repay to Employer any amounts paid by Employer hereunder after the termination of this Agreement, and all severance or termination pay, if any, paid pursuant to this Agreement. Employer may offset against any amounts owed Employee pursuant to this Agreement any amounts Employee owes Employer hereunder for breach of the Covenant Not to Compete.

                  E. In the event the Covenant Not to Compete shall be determined by a court of competent jurisdiction to be unenforceable by reason of its geographic or temporal restrictions being too great, or by reason that the range of activities covered is too great, or for any other reason, section 9 shall be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which it may be enforceable.

         10.      TERMINATION.

                  A. If Employee dies or becomes disabled during any term of this Agreement, Employer agrees to pay to Employee's designated beneficiary as salary continuation or to Employee one (1) year of Employee's monthly Base Salary, plus such additional Base Salary as Employee may have become entitled to pursuant to section 5 above, payable monthly, beginning with the date of death or commencement of disability; thereafter, in the case of disability and for the duration thereof, Employee shall receive benefits to the

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

extent provided under Employer's disability plan (the "Disability Plan"). For purposes of this Agreement, "disability" shall have the meaning given in the Disability Plan.

                  B. If Employee voluntarily gives written notice at least ninety (90) days in advance of the last day of any term hereunder to terminate this Agreement at the expiration of such term and continues to render services as provided herein until at the end of the term, Employer agrees to pay to Employee as severance pay two (2) months of Employee's monthly Base Salary for the immediately preceding twelve month period, plus such additional Base Salary as Physician may have become entitled to pursuant to section 5 above, payable monthly, beginning with the date of actual termination of this Agreement. Said severance pay shall be in addition to the compensation earned by Employee during the notice period required herein. Employee must render services as provided hereunder during the 90 day period. The required notice and continued service is of the essence, and if Employee does not give the required notice and continue to be available for full-time exclusive service to Employer pursuant to this Agreement during the notice period, Employee shall not be entitled to any severance pay.

                  C. If Employee voluntarily terminates his employment for any reason prior to the end of a term or without giving notice in accordance with section 10.B of this Agreement, Employer shall have no liability to Employee other than for accrued and unpaid Base Salary prior to the date of termination. If Employee voluntarily terminates his employment as a result of a change in the location of Employer's headquarters operations by more than fifty
(50) miles or as a result of a significant reduction in Employee's responsibilities, Employer agrees to pay to Employee as severance pay the lesser of two (2) years Base Salary or the balance of the Term of this Agreement, plus such additional Base Salary as Employee may have become entitled to pursuant to section 5 above, payable monthly, beginning with the date of actual termination of this Agreement.

                  D. This Agreement shall be deemed to be terminated for "cause" by Employer, and the relationship of Employer and Employee existing between the parties shall be deemed severed without any liability on the part of Employer to Employee for further compensation or remuneration (other than for accrued and unpaid Base Salary prior to the date of termination) in the event Employee shall (i) fail or refuse, after reasonable written notice, to comply with the reasonable policies, standards, and regulations from time to time established and directed by the Board of Directors of Employer, or to perform faithfully or diligently the provisions of this Agreement or the duties as contemplated hereunder; (ii) display unprofessional, unethical, immoral, or fraudulent conduct; or (iii) materially breach this Agreement.

                  E. If Employer terminates Employee without "cause" (as defined in subsection D above), Employer shall pay Employee all compensation provided for in section 5 above until the end of the then-current term of this Agreement.

                  F. The provisions of sections 8 and 9 above shall survive termination of this Agreement for any reason.

                  G. If the Physician Agreement is terminated for any reason, but this Agreement is not terminated, this Agreement shall continue in full force and effect, except that the annual Base Salary shall be increased to Three Hundred Thousand Dollars ($300,000.00) and Employee shall be expected to devote full time and attention to the rendition of services pursuant to this Agreement.

                  H. If this Agreement is terminated for any reason, but the Physician Agreement is not terminated, Employee shall not receive the post-termination or severance benefits set forth in subsections A and B above.

         11. AUTHORITY TO CONTRACT. Employee shall have no authority to enter into any contracts binding upon Employer, or to create any obligations on the part of the Employer, except to the extent that corporate resolutions of Employer acknowledge such authority.

         12. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties regarding the subject matter hereof and supersedes all previous negotiations, discussions, and agreements between the parties concerning the subject matter hereof.

         13. AGREEMENT BINDING. This Agreement shall be binding on and inure to the benefit of the respective parties hereto and their executors, administrators, heirs, personal representatives, successors and assigns.

         14. CONSTRUCTION. This Agreement shall be governed by the laws of the State of Florida.

         15. ATTORNEYS FEES. In the event either party (the "Plaintiff) sues the other for breach of this Agreement and prevails, such prevailing Plaintiff shall be entitled to recover from the other party his or its attorney's fees expended in connection with such litigation.

         16. INDEMNIFICATION. Employer shall indemnify Employee, to the full extent permitted by law, against all liabilities incurred as a result of, and expenses reasonably sustained in the defense or in the compromise or settlement of, any civil, criminal or other action, suit or proceeding, by or on behalf of whomever brought, to which Employee may be a party or in which he may be otherwise involved by reason of his having been an officer or employee of Employer or an Affiliate.

         17. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail to either party at its last known residence.

         18. ASSIGNMENT. Employer may assign its rights, obligations and interest in this Agreement to an Affiliate of Employer.

         19. SEVERABILITY. In the event that any paragraph or clause of this Agreement is held or declared by a final and unappealable decision to be void, illegal, or unenforceable for any reason, the offending paragraph or clause shall, if possible, be reformed by the authority making such decision in such manner as will implement, to the fullest extent legally permissible, the expressed intentions of the parties hereto without illegality or unenforceability. If such reformation is not possible, the offending paragraph or clause shall be stricken and all other paragraphs and clauses of this Agreement shall nevertheless remain in full force and effect; provided, however, that if striking such offending clause or paragraph would result in a substantial change in the contractual relationship between the parties, thereby depriving either or both of the parties of the benefit of the fundamental economic bargain herein set forth, this Agreement shall become voidable upon demand of the party whose interests are thus impaired.

         20. HEADINGS. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

         21. WAIVER. The failure of either party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         22. COUNTERPARTS. This Agreement may be executed in two (2) counterparts, each of which shall be considered an original.

         23. MODIFICATIONS. Any modifications to this Agreement shall be made in writing only and shall be by agreement of Employer and Employee. This Agreement replaces and supersedes any prior agreement between the parties relating to employment, including any agreement between Employee and Associates in Radiation Medicine, P.C.

         IN WITNESS WHEREOF, Employer and Employee have executed this Employment Agreement the day and year first written above.

                                       RADIATION THERAPY SERVICES, INC.

                                       By: /s/ Daniel E. Dosoretz
                                           ------------------------------------
                                           Daniel E. Dosoretz, M.D.
                                           Chief Executive Officer

                                       /s/ GRACIELA CARTON
                                       ---------------------------------------
                                       GRACIELA CARTON, M.D.

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